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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF FORMATION
                                       OF
                            ARCH WESTERN FINANCE, LLC
                           A Limited Liability Company

         FIRST:   The name of the limited liability company is:

                            Arch Western Finance, LLC

         SECOND: The address of the limited liability company's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THE UNDERSIGNED, being the individual forming the limited liability company, has executed, signed and acknowledged this Certificate of Formation this 3rd day of June, 2003.

                                                   /s/  Jeffrey W. Acre
                                                --------------------------------
                                                 Name:  Jeffrey W. Acre
                                                 Title: Authorized Person